UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-34891	27-1594952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 733-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Facilities

On April 4, 2017, The KeyW Corporation (“KeyW”) entered into (a) a $135 million term loan facility (the “Term Loan Facility”) and (b) a $50 million revolving credit facility (the “Revolving Loan Facility”), the terms of which are set forth in a Credit Agreement (the “Credit Agreement”), dated as of April 4, 2017 (the “Closing Date”), by and among KeyW, as borrower, The KeyW Holding Corporation (the “Company”), the several lenders party thereto, Royal Bank of Canada, as administrative agent and collateral agent (the “Agent”), and RBC Capital Markets, as lead arranger and bookrunner. Subject to the terms and conditions of the Credit Agreement, on April 4, 2017, KeyW borrowed an aggregate of $135 million under the Term Loan Facility (the “Term Loan Proceeds”) and an aggregate of $10 million under the Revolving Loan Facility (the “Revolver Proceeds”).

Use of Proceeds

The Term Loan Proceeds were used (i) to pay, directly or indirectly, the purchase price of KeyW’s previously announced acquisition (the “Acquisition”) of Sotera Holdings Inc. (“Sotera”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 8, 2017, by and among KeyW, Sandpiper Acquisition Corporation, Sotera and Sotera Equity Partners GP LLC; (ii) to refinance, repay or terminate, including discharging and releasing all security and guaranties in respect of, and the termination and unwinding of any interest rate hedging agreements in connection therewith, certain of KeyW’s and Sotera’s and its subsidiaries’ existing third party indebtedness for borrowed money (the “Refinancing”); and (iii) to pay related transaction fees and expenses.

The Revolver Proceeds were used to fund upfront fees required to be paid on the Closing Date. The proceeds of any borrowings under the Revolving Credit Facility made after the Closing Date will be available for any purpose not prohibited by the terms of the Credit Agreement.

Interest Rates

Borrowings under the Credit Agreement were and will be incurred in U.S. Dollars. All borrowings under the Credit Agreement may, at KeyW’s option, be incurred as either eurodollar loans (“Eurodollar Loans”) or base rate loans (“Base Rate Loans”).

Eurodollar Loans will accrue interest, for any interest period, at (a) the Eurodollar Rate (as defined in the Credit Agreement) plus (b) an applicable margin of 3.75%.

Base Rate Loans will accrue interest, for any interest period, at (a) a base rate per annum equal to the highest of (i) the Federal funds rate plus 1/2 of 1%, (ii) the prime commercial lending rate announced by the Royal Bank of Canada from time to time as its prime lending rate and (iii) the Eurodollar Rate for a one month interest period plus 1.00%, plus (b) an applicable margin of 2.75%.

After the completion of KeyW’s fiscal quarter ending June 30, 2017, the applicable margin for borrowings under the Revolving Credit Facility may be decreased if KeyW’s consolidated net leverage ratio decreases.

Maturity Dates

The Term Loan Facility and the Revolving Loan Facility mature on the earlier of (i) the five year anniversary of the Closing Date, and (ii) the date that is 180 days prior to the scheduled maturity date of the Company’s 2.50% convertible senior notes due 2019, unless such notes are converted into equity or otherwise repaid or refinanced.

Mandatory Prepayments

Amounts outstanding under the Credit Agreement will be subject to mandatory prepayments, subject to customary exceptions, from the net cash proceeds to KeyW, the Company or any of their respective subsidiaries from certain asset sales or recovery events.

Certain Covenants and Events of Default

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, investments and transactions with affiliates. The Credit Agreement contains two financial covenants: (i) a maximum total leverage ratio of consolidated total indebtedness to consolidated earnings before interest, taxes, depreciation and amortization and other adjustments described in the Credit Agreement (“consolidated EBITDA”) for the trailing four consecutive quarters of (a) 5.50 to 1.00 for any period ending on or prior to June 30, 2017, (b) 5.00 to 1.00 for any period thereafter ending on or prior to December 31, 2019, and (c) 4.50 to 1.00 for each fiscal quarter thereafter; and (ii) a minimum interest coverage ratio of consolidated EBITDA to consolidated interest expense for the trailing four consecutive quarters of 3:00 to 1:00.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and cross-default other indebtedness of KeyW.

Certain Relationships

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Credit Agreement and their respective affiliates have engaged, and may engage, in commercial banking, investment banking, financial advisory or other services with KeyW and any of its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Credit Agreement is qualified in its entirety by reference thereto.

Security Agreement

On April 4, 2017, KeyW entered into a Security Agreement (the “Security Agreement”) with the Company, the other signatories thereto, as grantors, and the Agent, as collateral agent, pursuant to which KeyW’s obligations under the Credit Agreement are secured by a pledge of substantially all of the assets of KeyW, the Company, and each other grantor, including a pledge of the equity interests in certain of KeyW’s domestic and first-tier foreign subsidiaries, subject to customary exceptions.

A copy of the Security Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Credit Agreement is qualified in its entirety by reference thereto.

Guaranty Agreement

On April 4, 2017, the Company and certain subsidiaries of KeyW entered into a Guaranty Agreement (the “Guaranty Agreement”) with the Agent, pursuant to which they guaranteed KeyW’s obligations under the Credit Agreement.

A copy of the Guaranty Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Credit Agreement is qualified in its entirety by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 4, 2017, KeyW, a wholly-owned subsidiary of the Company, completed the previously announced merger (the “Merger”) of Sandpiper Acquisition Corporation, a wholly-owned subsidiary of KeyW, with and into Sotera Holdings Inc., a Delaware corporation (“Sotera”), with Sotera surviving the Merger as a wholly-owned subsidiary of KeyW. Pursuant to the terms of the Merger Agreement, each share of Sotera capital stock outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive a portion of the Merger consideration, as set forth in the Merger Agreement. The Merger consideration consisted of $235.0 million in cash, subject to certain adjustments set forth in the Merger Agreement. The Merger consideration was funded through a combination of cash on hand, the Term Loan Proceeds and the Revolver Proceeds.

A copy of the Merger Agreement and the Amendment to the Merger Agreement, dated as of April 3, 2017, are filed with this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2017, the Company issued a press release announcing the completion of KeyW’s acquisition of Sotera Defense Solutions, Inc. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed by the SEC pursuant to SEC rules.

(b) Pro Forma Financial Information

The Company will furnish any financial statements required by Item 9.01(b) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed by the SEC pursuant to SEC rules.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of March 8, 2017, by and among KeyW, Sandpiper Acquisition Corporation, Sotera and Sotera Equity Partners GP LLC

2.2	Amendment to Agreement and Plan of Merger, dated as of April 3, 2017, by and among KeyW, Sandpiper Acquisition Corporation, Sotera and Sotera Equity Partners GP LLC

10.1	Credit Agreement, dated as of April 4, 2017, by and among KeyW, as borrower, The KeyW Holding Corporation, the several lenders party thereto, Royal Bank of Canada, as administrative agent and collateral agent , and RBC Capital Markets, as lead arranger and bookrunner.

10.2	Security Agreement, dated as of April 4, 2017, by and among KeyW, the Company, the other signatories thereto, as grantors, and Royal Bank of Canada, as collateral agent.

10.3	Guaranty Agreement, dated as of April 4, 2017, by and among KeyW, the Company and certain subsidiaries of KeyW.

99.1	Press Release of the Company, dated April 4, 2017.

*	All exhibits, appendices and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION

By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Executive Vice President and Chief Financial Officer

Date: April 6, 2017

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger, dated as of March 8, 2017, by and among KeyW, Sandpiper Acquisition Corporation, Sotera and Sotera Equity Partners GP LLC

2.2	Amendment to Agreement and Plan of Merger, dated as of April 3, 2017, by and among KeyW, Sandpiper Acquisition Corporation, Sotera and Sotera Equity Partners GP LLC

10.1	Credit Agreement, dated as of April 4, 2017, by and among KeyW, as borrower, The KeyW Holding Corporation, the several lenders party thereto, Royal Bank of Canada, as administrative agent and collateral agent , and RBC Capital Markets, as lead arranger and bookrunner.

10.2	Security Agreement, dated as of April 4, 2017, by and among KeyW, the Company, the other signatories thereto, as grantors, and Royal Bank of Canada, as collateral agent.

10.3	Guaranty Agreement, dated as of April 4, 2017, by and among KeyW, the Company and certain subsidiaries of KeyW.

99.1	Press Release of the Company, dated April 4, 2017.

*	All exhibits, appendices and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.